UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

ALLEGRO BIODIESEL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant's telephone number, including area code: (310) 670-2093

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
____________________________________________________________

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on March 14, 2007, Allegro Biodiesel Corporation (“Allegro”) entered into a services agreement (the “Original Agreement”) with PV Asset Management LLC (“PVAM”), a company controlled by Paul Galleberg, a director of Allegro. Pursuant to the agreement, PVAM causes Mr. Galleberg to perform such services as are reasonably requested by the CEO of Allegro. On August 1, 2007, Allegro and PVAM amended the following terms of the Original Agreement (the “Amendment”):

•	The term of the Original Agreement was extended to October 15, 2007;

•	No fees will be payable to PVAM for the period from August 5, 2007 through August 15, 2007;

•	The fees payable to PVAM were increased to $12,000 per month;

•
Allegro will pay the bonus fees set forth in the Original Agreement to PVAM if the following conditions are met: (i) continued progress is made towards the milestones listed in the Original Agreement during the remainder of the term, and (ii) any applicable achievement criterion for the bonus fee related to compensation matters is achieved on or before January 31, 2008, and for the bonus fee related to a market listing is achieved on or before June 30, 2008;

•
The 91,666 options scheduled, under the Original Agreement, to be granted to Paul Galleberg on August 5, 2007 will not be granted on that date and will be granted at a later date to be determined by the Allegro’s board of directors, but in no case will the grant date be later than January 31, 2008;

•
Allegro and PVAM agreed to rescind the grant of 183,332 stock options made to Mr. Galleberg on June 28, 2007, and agreed to grant 183,332 replacement stock options to Mr. Galleberg on a grant date to be determined by Allegro’s board of directors, but in no case will the grant date be later than January 31, 2008; and

•	Allegro’s obligation to pay bonus fees under the Original Agreement will continue notwithstanding any termination or expiration of the term of the Original Agreement.

All other terms of the Original Agreement remain unchanged.

Mr. Galleberg will continue to serve as a director of Allegro during the term of the Original Agreement, as amended, but will not receive any cash fees for services as a director as long as such Agreement remains in effect.

The above discussion of the terms of the Amendment is a summary only and is qualified in its entirety by the Amendment filed herewith as Exhibit 10.1.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Services Agreement effective as of August 1,2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: August 6, 2007

ALLEGRO BIODIESEL CORPORATION

Date:	By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer